UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2010, the Board of Directors (the “Board”) of Huntsman Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, acted to increase the size of the Board from eight directors to nine directors. On the same date, also upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Dr. Patrick Harker as a director. Dr. Harker, age 51, was appointed to fill the vacancy created by the expansion of the Board and will serve as a Class I director for a term that expires at the Company’s 2011 Annual Meeting of Stockholders or his earlier resignation, removal or death.

The Board has determined, after applying the Company’s independence criteria, that Dr. Harker is an independent director. Dr. Harker has not yet been appointed to serve on any of the committees of the Board. In addition, Dr. Harker was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person and there are no transactions between Dr. Harker and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Harker will be compensated for his service on the Board on the same basis as each of the Company’s other non-employee directors. Annual compensation for non-employee directors is comprised of cash and stock-based equity compensation. The cash compensation consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Stock-based equity compensation consists of stock or stock units. Directors may participate in the Huntsman Corporation Stock Incentive Plan and the Huntsman Outside Director Elective Deferral Plan.

A more detailed description of compensation of directors of the Company was previously reported in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 26, 2010, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

March 24, 2010, the Board acted to amend and restate the Company’s bylaws (the “Bylaws” and, as further amended and restated, the “Amended Bylaws”). The Board had previously appointed an Executive Chairman and a Vice Chairman, and the amendments to the Bylaws describe such positions.

A copy of the Amended Bylaws is filed as Exhibit 3.1(i) to this Report and is incorporated by reference into this Item 5.03. A copy of the Amended Bylaws, marked to show the amendments effective March 24, 2010, is filed as Exhibit 3.1(ii) and is incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure

On March 25, 2010, in connection with the appointment of Dr. Harker as a director of the Company, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

3.1(i)	Third Amended and Restated Bylaws of Huntsman Corporation effective March 24, 2010
3.1(ii)	Third Amended and Restated Bylaws of Huntsman Corporation, marked to show amendments effective March 24, 2010
99.1	Press Release dated March 25, 2010 regarding the appointment of Dr. Patrick Harker to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ TROY M. KELLER
Assistant Secretary

Dated: March 26, 2010

EXHIBIT INDEX

Number	Description of Exhibits

3.1(i)	Third Amended and Restated Bylaws of Huntsman Corporation effective March 24, 2010
3.1(ii)	Third Amended and Restated Bylaws of Huntsman Corporation, marked to show amendments effective March 24, 2010
99.1	Press Release dated March 25, 2010 regarding the appointment of Dr. Patrick Harker to the Board of Directors